UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒          Preliminary Proxy Statement

☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐          Definitive Proxy Statement

☐          Definitive Additional Materials

☐          Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Aemetis, Inc.

(Name of Registrant as Specified in its Charter)

n/a

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒          No fee required.

☐          Fee paid previously with preliminary materials.

☐          Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AEMETIS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2024

April 19, 2024

Dear Stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Aemetis, Inc. (the “Company,” “we” or “our”), which will be held at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Floor 2, Menlo Park, CA 94025, on Wednesday, May 29, 2024, at 1:00 p.m. (Pacific Time).

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. There are four specific items to be voted on:

· To elect Naomi L. Boness and Timothy A. Simon as Class III Directors, each to hold office for a three-year term, until their successors are duly elected and qualified;

· To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

· To approve an amendment to our Delaware Certificate of Incorporation to reduce the number of authorized preferred shares; and,

· To approve an amendment to our Delaware Certificate of Incorporation to provide officer exculpation.

Whether or not you plan to attend the meeting, you can be sure that your shares are represented by promptly voting in advance of the meeting by one of the methods provided. Your vote is important, whether you own a few shares or many.

If you have questions about the proxy, the Annual Meeting, or your stock ownership, please contact our Corporate Secretary by email at mike.rockett@aemetis.com. Thank you for your continued support of Aemetis, Inc.

Very truly yours,

/s/ Eric A. McAfee
Eric A. McAfee
Chair of the Board and Chief Executive Officer

20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014

Tel: 408-213-0940 - www.aemetis.com

AEMETIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2024

April 19, 2024

To the Stockholders of Aemetis, Inc.:

NOTICE IS HEREBY given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Aemetis, Inc. (the “Company” or “Aemetis”) will be held at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Floor 2, Menlo Park, CA 94025 on Wednesday, May 29, 2024, at 1:00 p.m. (Pacific Time) for the following purposes:

1)	To elect Naomi L. Boness and Timothy A. Simon as Class III Directors, each to hold office for a three-year term, until their successors are duly elected and qualified.

2)	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3)	To approve an amendment to our Delaware Certificate of Incorporation to reduce the number of authorized preferred shares.

4)	To approve an amendment to our Delaware Certificate of Incorporation to provide officer exculpation.

5)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on April 3, 2024, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

Our Board of Directors recommends that you vote:

·	“FOR” the individuals nominated for election to the Board of Directors

·	“FOR” ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024

·	“FOR” the approval of the proposed amendment to our Delaware Certificate of Incorporation to reduce the number of authorized preferred shares

·	“FOR” the approval of the proposed amendment to our Delaware Certificate of Incorporation to provide officer exculpation

You are encouraged to vote. Each stockholder will either receive an email with instructions for access to proxy materials and voting or will receive a full set of proxy materials, depending on preferences you have provided. You can vote on the internet or by phone by following the instructions in the materials you receive. If you receive a proxy card, you can also vote by completing and returning the card. If you want to attend the Annual Meeting and vote in person, you may do so whether or not you vote or return a proxy in advance.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Michael Rockett
J. Michael Rockett
Executive Vice President, General Counsel,
and Corporate Secretary

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2024

AEMETIS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2024

INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aemetis, Inc. (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) or at any adjournment thereof, for the purposes set forth herein and in the foregoing Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Shearman & Sterling LLP, 1460 El Camino Real, Floor 2, Menlo Park, CA 94025 on Wednesday, May 29, 2024, at 1:00 p.m. (Pacific Time).

Stockholders who have authorized electronic communication will receive an email with instructions on how to access the proxy materials and to vote. Stockholders who have not authorized electronic communication will receive a physical set of proxy materials and proxy card.

All stockholders have the ability to vote on the internet or by phone by following the instructions in the email or mailing that you receive. If you receive a proxy card, you can also vote by returning the card. This Proxy and the 2023 Annual Report are also available at www.ProxyVote.com, our website at www.aemetis.com, and on the SEC EDGAR website for company filings.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?
A:	To vote on the following proposals:
	●	To elect Naomi L. Boness and Timothy A. Simon as Class III Directors to each hold office for a three-year term, until their successors are duly elected and qualified;
	●	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
	●	To approve an amendment to the Company’s Delaware Certificate of Incorporation to reduce the number of authorized preferred shares; and
	●	To approve an amendment to the Company’s Delaware Certificate of Incorporation to provide officer exculpation.
Q:	What are the Board of Directors’ recommendations?
A:	The Board recommends a vote:
● “FOR” the individuals nominated for election to the Board of Directors
● “FOR” ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
● “FOR” the amendment of the Company’s Delaware Certificate of Incorporation to reduce the number of authorized preferred shares
● "FOR” the amendment of the Company’s Delaware Certificate of Incorporation to provide officer exculpation
● “FOR” or “AGAINST” other matters that properly come before the Annual Meeting, as the proxy holders deem advisable

Q:	Why did I receive an email instead of a full set of the proxy materials?
A:

If you have authorized your broker to communicate with you electronically, we are sending you an email with instructions on how to access the proxy materials and vote. If desired, you can request a full set of proxy materials by following the instructions in the email. If you received a full set of proxy materials but want to receive future mailings electronically, please contact your broker to change your preference to authorize electronic communications.

Q:	What are my options for voting methods?
A:

All stockholders can vote on the internet or by phone, whether you receive a proxy card or not.

If you receive a proxy card or request one, you can also vote by completing and returning the card by mail.

Q:	Who is entitled to vote at the meeting?
A:

Stockholders who our records show owned shares of Aemetis, Inc. as of the close of business on April 3, 2024 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, we had a total of 42,691,758 shares of common stock issued and outstanding, which were held by approximately 26,000 stockholders. Stockholders are entitled to one vote for each share of Aemetis, Inc. common stock they own. As of the Record Date, Aemetis has only common stock outstanding, and no longer has any outstanding shares of preferred stock.

Q:	What is the difference between registered stockholders and street name stockholders?
A:

Registered Stockholders. If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, a stockholder of record. You can vote your shares by internet, phone, or by returning a proxy card, in each case as described in the materials that you receive.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker or nominee how to vote by following the instructions in the email or mailing that you receive. You are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote for these shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Q:	Can I attend the meeting in person?
A:

Yes, you may attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of April 3, 2024. You may be asked to present valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting.

Q:	If I submit a proxy, how will it be voted?
A:

The shares represented by a properly submitted proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the above recommendations of our Board of Directors. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote for your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions as described below under “Can I change my vote?”

Q:	What should I do if I get more than one set of voting materials?
A:

Stockholders may receive more than email or mailing. This may happen if you hold shares in more than one brokerage or record account or if multiple people in your household own shares. Each email or mailing you receive will provide one or more unique codes for voting the specific shares covered by the communication. Therefore, you should vote separately in accordance with each separate code you receive to ensure that all of your shares are voted.

Q:	Can I change my vote?
A:

Registered Stockholders. You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise Mike Rockett, the Company’s Corporate Secretary, at our principal executive office in writing before the proxy holders vote your shares, or (iii) deliver later dated proxy instructions in one of the manners authorized and described in this Proxy Statement (such as via the Internet or by telephone).

Street Name Stockholders. If you hold your shares through a broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee as to how you may change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?
A:

You may attend the meeting and vote in person even if you already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Q:	What is the voting requirement to approve each of the proposals?
A:	●	Proposal No. 1: Directors are elected by a plurality vote. The two director nominees who receive the most votes cast in their favor will be elected to serve as directors.
	●	Proposal No. 2: Must be approved by the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.
	●	Proposal No. 3: Must be approved by the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting
	●	Proposal No. 4: Must be approved by the affirmative vote of two-thirds of the shares entitled to vote at the Annual Meeting

Q:	What are “broker non-votes?”
A:

A broker non-vote occurs when shares held by a broker are cast for one matter but not with respect to a different proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. When a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal.

At our Annual Meeting, the Company believes that only Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine item. This means that brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. Brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on the “non-routine” matters found in Proposal Numbers 1, 3, and 4. Accordingly, for beneficial stockholders, if you do not give your broker specific instructions, your shares may not be voted on such proposals.

Q:	How are abstentions and broker non-votes counted?
A:

Proxies provided by brokers will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, including proxies which contain votes on less than all of the matters presented. Except for establishing a quorum, broker non-votes and abstentions will have no effect on Proposal Number 1, an abstention will have the same effect as a vote “AGAINST” Proposal Number 2, and broker non-votes and abstentions will have the same effect as a vote "AGAINST" Proposals 3 and 4.

Q:	What constitutes a quorum?
A:

For purposes of our Annual Meeting, a “quorum” is the presence, in person or by proxy, of a majority of the outstanding voting power of the Company, which is based on shares of common stock represented in person or by proxy at the meeting. If you have returned valid proxy instructions or you attend the Annual Meeting in person, your stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting. All shares of Aemetis common stock represented at the Annual Meeting, including broker non-votes and abstentions, will be counted for purposes of determining the presence of a quorum. There must be a quorum for our Annual Meeting to be held.

Q:	How are votes counted?
A:

Aemetis has designated Broadridge as our tabulator of votes and inspector of elections. Broadridge will separately count “FOR,” “WITHHOLD” and “AGAINST” votes, as well as abstentions and broker non-votes.

Q:	Who is making this solicitation?
A:	This proxy is being solicited on behalf of the Board of Directors of Aemetis, Inc.

Q:	Who pays for the proxy solicitation process?
A:

Aemetis will pay the cost of preparing, emailing, assembling, printing, mailing, distributing, and making available these proxy materials and soliciting votes. We do not currently plan to retain a proxy solicitor to assist with the solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding or making available proxy materials to beneficial owners. In addition to soliciting proxies by email and mail, we expect that our directors, officers and employees may solicit proxies in person, by phone, or by other electronic means. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:

You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC and our bylaws. In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy for our 2025 Annual Meeting of Stockholders under Rule 14a-8 adopted under Section 14(a) of Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than 5:00 p.m. (Pacific Time) on the 90th day, and not earlier than on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, stockholder proposals intended to be presented in our proxy materials for the 2025 Annual Meeting must be received by Mr. Rockett, the Company’s Corporate Secretary, on or after December 30, 2024, and prior to 5:00 p.m. (Pacific Time) on January 29, 2025, and must satisfy the requirements of the proxy rules promulgated by the SEC. If our 2025 Annual Meeting of Stockholders is not held within 30 days of May 29, 2024, we will publicly announce a different submission deadline from than set forth above in compliance with SEC rules. The public announcement of an adjournment or postponement of our 2024 Annual Meeting of Stockholders will not trigger a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement.

Q:	With respect to future proxies, how do I obtain a separate set of proxy materials or request a single set for my household?
A:

If you hold shares in street name, you should contact your broker to adjust your preference for electronic communication and for combining documents into a single mailing ("householding").  Street name stockholders who wish to receive a separate set of proxy materials in future mailings can also be removed from the householding program by contacting the Broadridge Householding Department by phone at 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you are registered stockholder, please contact our transfer agent, Equiniti, or our Corporate Secretary to change your preferences for electronic communication or householding.

Q:	What if I have questions about a lost stock certificate or need to change my mailing address?
A:

If you hold your shares in street name, contact your broker for changes or questions about your account.  Stock held in street name is typically electronic only, without certificates.

If you are a registered stockholder, your holdings may be either certificated or may be recorded electronically in certificateless form.  Please contact our transfer agent, Equiniti, if you have questions, need to replace a lost stock certificate, or change your mailing address.

BOARD OF DIRECTORS

The following table lists our Board members as of April 19, 2024, the class under which each director serves, and the expiration year of the term of each director:

Name	Age	Position	Director Since	Classification (Term Expiration)
Eric A. McAfee	61	Chair of the Board and Chief Executive Officer	2006	Class I (2025)
Francis P. Barton	77	Lead Independent Director	2012	Class I (2025)
Lydia I. Beebe	71	Director	2016	Class II (2026)
John R. Block	89	Director	2008	Class II (2026)
Naomi L. Boness	47	Director and nominee	2020	Class III (2024) *
Timothy A. Simon	68	Director and nominee	2021	Class III (2024) *

(*) Current term expires in 2024. The Director's term will expire in 2027 if reelected. Note that the class number designation for "Class II" and "Class III" have been changed from prior proxies to reflect the chronological order of the expiration year for each classification, but each Director's term of office has not changed.

Board Member Independence

The Board of Directors has determined that all of its current directors are independent directors within the meaning set forth in the applicable rules and regulations of the SEC and the NASDAQ Stock Market, as currently in effect, except for Eric A. McAfee, who is considered to be not independent because he is also an Executive Officer currently serving as Chair of the Board and Chief Executive Officer.  There are no family relationships between any independent director and executive officer.

Board Leadership

Our Board retains flexibility to select its Chair of the Board and Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chair of the Board and the Chief Executive Officer positions may be filled by a single person or filled separately by two people. The Board currently believes that having Mr. McAfee serve as both Chair of the Board and Chief Executive Officer is in the best interests of the stockholders in light of Mr. McAfee’s extensive knowledge of, years of service to, and experience with the Company. The Board has designated Francis P. Barton as Lead Independent Director to preside over the Board’s executive sessions and fulfill other duties.

Board Management of Risk

Both the full Board and its committees oversee the various risks faced by the Company. Management is responsible for the day-to-day management of the Company and provides periodic reports to the Board and its committees relating to those risks and risk-mitigation efforts. Board oversight of risk is conducted primarily through the standing committees of the Board, the members of which are independent directors, with the Audit Committee taking a lead role on oversight of financial risks and in interfacing with management on significant risks or exposures and assessing the steps management has taken to minimize such risks. The Audit Committee is also charged with, among other tasks, oversight of management on the Company’s guidelines and policies with respect to risk monitoring, assessment and management. Members of the Company’s management periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly reports with respect to the Company’s internal controls over financial reporting

Board Member Biographies

Eric A. McAfee co-founded the Company in 2006 and has served as its Chair of the Board since February 2006. Mr. McAfee was appointed Chief Executive Officer of the Company in February 2007. Mr. McAfee’s industry experience and leadership skills qualify him for this position. Mr. McAfee has been an entrepreneur, merchant banker, venture capitalist and farmer/dairy operator for more than 20 years. Since 1995, Mr. McAfee has been the Chairman of McAfee Capital and since 1998 has been a principal of Berg McAfee Companies, an investment company. Since 2000, Mr. McAfee has been a principal of Cagan McAfee Capital Partners through which Mr. McAfee has founded or acquired twelve energy and technology companies. In 2003, Mr. McAfee co-founded Pacific Ethanol, Inc. (formerly NASDAQ: PEIX, now ALTO), a West Coast ethanol producer and marketer. Mr. McAfee received a B.S. in Management from Fresno State University in 1986 and served as Entrepreneur in Residence of The Wharton Business School MBA Program in 2007. Mr. McAfee is a graduate of the Harvard Business School Private Equity and Venture Capital Program and is a 1993 graduate of the Stanford Graduate School of Business Executive Program.

Francis P. Barton was appointed to the Company’s Board in August 2012. Mr. Barton serves as the Lead Independent Director, the Chair of the Audit Committee and as a member of the Governance, Compensation and Nominating Committee. His executive experience as well as his extensive financial background qualify him for the position. From 2008 to present, Mr. Barton served as Chief Executive Officer in the consulting firm Barton Business Consulting LLC. Prior to this, Mr. Barton served as the Executive Vice President and Chief Financial Officer of UTStarcom, Inc. from 2005 through 2008 and as a director from 2006 through 2008. From 2003 to 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation. From 2001 to 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of Broadvision Inc. From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation. From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation’s Personal Computer Division. Mr. Barton holds a B.S. in Interdisciplinary Studies with a concentration in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University. Mr. Barton served on the board of directors of ON Semiconductor from 2008 to 2011. Mr. Barton has served on the board of directors of SoSo Cards since January 2013. He has served on the board of directors of Inventergy since January 2014, and is the Chair of its Audit Committee, and a member of its Compensation, Governance and Nominating Committee. Mr. Barton served on the board of directors of Etubics, Inc. from 2014 to 2016, and was chair of its Audit Committee and a member of its Compensation, Governance and Nominating Committee.

Lydia I. Beebe was appointed to the Company’s Board of Directors in November 2016. Ms. Beebe serves as the Chair of the Governance, Compensation and Nominating Committee. Her extensive experience as an executive for a major oil company, her expertise in corporate governance, and experience with other public company boards qualify her for the position. Ms. Beebe is Principal of the corporate governance consulting business, LIBB Advisors. She was Senior of Counsel for Wilson Sonsini Goodrich and Rosati from 2015 until 2017. Prior to this, Ms. Beebe held a number of senior roles at Chevron Corporation, including Chief Governance Officer and Corporate Secretary. In 1995, Ms. Beebe was promoted to Corporate Secretary and an Officer of Chevron, the first female corporate officer in the company's 127-year history. In 2007, she also became the Chief Governance Officer until she retired in 2015. Ms. Beebe holds a B.S. in journalism from University of Kansas, a J.D. from the University of Kansas, as well as a M.B.A. from Golden Gate University. Ms. Beebe previously served on the boards of directors of Kansas City Southern (NYSE: KSU), HCC Insurance Holdings, Inc. (NYSE: HCC), the Council of Institutional Investors, Presidio Trust, the University of Delaware’s Weinberg Center for Corporate Governance, and the California Fair Employment & Housing Commission. She currently serves on the boards of Stanford University’s Rock Center for Corporate Governance, EQT Corp. (NYSE: EQT), and Paxon Energy & Infrastructure.

John R. Block has served as a member of the Company’s Board of Directors since October 2008. Mr. Block serves as a member of the Company’s Governance, Compensation and Nominating Committee. His experience with agricultural commodities, understanding of political affairs, and prior board experience qualify him for the position. From 1981 to 1986, Mr. Block served as United States Secretary of Agriculture under President Ronald Reagan. He is currently an Illinois farmer. From 2005 to 2023, Mr. Block was a Senior Policy Advisor to Olsson Frank Weeda Terman Bode Matz PC, an organization that represents the food industry. From 2002 to 2005, he served as Executive Vice President at the Food Marketing Institute, an organization representing food retailers and wholesalers. From 1986 to 2002, Mr. Block served as President of Food Distributors International. Mr. Block is currently a member of the board of directors of Digital Angel Corporation and Metamorphix, Inc. Mr. Block previously served on the board of directors of Deere and Co., Hormel Foods Corporation, and Blast Energy Services, Inc. Mr. Block received his Bachelor of Arts degree from the United States Military Academy.

Dr. Naomi L. Boness was appointed to the Company’s Board of Directors in June 2020. Dr. Boness serves as a member of the Company’s Audit Committee. Her experience in the energy business and her expertise in investment analysis and strategic planning qualify her for the position. Dr. Boness has been Managing Director of the Stanford Natural Gas Initiative since 2019 and Co-Managing Director of the Stanford Hydrogen Initiative since 2023. She is a member of the Renewable Natural Gas Coalition Advisory Committee, a member of the Partnership to Address Global Emissions Advisory Council, a member of the Open Hydrogen Initiative Independent Expert Panel, a former invited member of the United Nations Expert Group on Resource Classification, and a former Chair of the Society of Exploration Geophysicists Oil and Gas Reserves Committee. As an advocate for women and gender equality, she is proud to be an Ambassador for the Women in Clean Energy, Education and Empowerment (C3E) Initiative. She currently serves on the boards of geCKo Materials, a public benefit corporation, and of Babcock & Wilcox (NYSE: BW). Prior to Stanford, Dr. Boness held a variety of technical and management positions at Chevron including as a member of the prestigious Reserves Advisory Committee and as a Senior Analyst for Upstream Strategy and Planning from 2016 to 2019. Dr. Boness received her Bachelor of Science degree in Geophysics from the University of Leeds in 1998, her Masters of Science in Geological Science from Indiana University in 2000, and her Ph.D. in Geophysics from Stanford University in 2006.

Timothy A. Simon was appointed to the Company’s Board in 2021. Mr. Simon serves as a member of the Company’s Audit Committee. His experience in the energy business and his expertise with utility, infrastructure and financial services qualify him for the position. Mr. Simon was appointed to the CPUC by Governor Arnold Schwarzenegger in February 2007, ending his term in December 2012. During his time as a CPUC commissioner, Mr. Simon served as Chair of the National Association of Regulatory Utility Commissioners (“NARUC”) Gas Committee, Chair of the LNG Partnership between the Department of Energy and NARUC, founding member of the Call to Action National Gas Pipeline Safety Taskforce with the U.S. Department of Transportation, and member of the National Petroleum Council. Mr. Simon currently serves on the board of Charah Solutions, Inc. (NYSE: CHRA). Prior to his CPUC appointment, Mr. Simon served as Appointments Secretary in the Office of the Governor, the first African American in California history to hold this post. He also served as an Adjunct Professor of Law at Golden Gate University School of Law and the University of California College of the Law, San Francisco. Before public service, Mr. Simon was an in-house counsel and compliance officer with Bank of America, Wells Fargo, and the Robertson Stephens investment bank. In 2013, Mr. Simon created TAS Strategies as an attorney and consultant on utility, infrastructure, financial services, and broadband projects. He is a frequent public speaker, expert witness, and panelist on energy, infrastructure, diversity, and inclusion. In 2019, Mr. Simon was elected Chairman of the Board of Directors for the California African American Chamber of Commerce and elected to the University of San Francisco Board of Trustees. He serves as Vice Chair of the North American Energy Standards Board Advisory Council and is a member of the National Bar Association, Energy Bar Association, the Saint Thomas More Society, and the National Board of Directors for the American Association of Blacks in Energy. Mr. Simon received a Bachelor’s degree in Economics from the University of San Francisco (Distinguished Alumni) and a Juris Doctor degree from the University of California College of the Law, San Francisco. He is an active member of the State Bar of California.

Committees of the Board of Directors

The Board has three standing committees: (1) Audit Committee, (2) Governance, Compensation and Nominating Committee ("GCN"), and (3) Pricing Committee. The Board has adopted a written charter for the Audit and GCN Committees, copies of which are located on the Governance page of the Investor Relations section of our website at www.aemetis.com. The Board of Directors has determined that all members of these two committees are independent under the applicable rules and regulations of NASDAQ and the SEC, as currently in effect.

The following table details the current membership of each committee:

Name	Audit Committee	Governance, Compensation and Nominating Committee	Pricing Committee
Eric A. McAfee	-	-	M
Francis P. Barton	C	M	M
Lydia I. Beebe	-	C	-
John R. Block	-	M	-
Naomi L. Boness	M	-	-
Timothy A. Simon	M	-	-

Note: C = Chair, M = Member

Audit Committee

The Audit Committee (i) oversees accounting, financial reporting and audit processes; (ii) appoints, determines the compensation of, and oversees the independent auditors; (iii) preapproves audit and non-audit services provided by the independent auditors; (iv) reviews the results and scope of audit and other services provided by the independent auditors; (v) reviews the accounting principles and practices and procedures used in preparing our financial statements; (vi) reviews our internal controls; and (vii) reviews and approves related party transactions.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors without members of management present on a quarterly basis following completion of our auditors’ quarterly reviews and annual audit and prior to our earnings announcements to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope and fees for the audit services to be performed.

Francis P. Barton, Naomi L. Boness, and Timothy A. Simon served as members of the Audit Committee in 2023, with Mr. Barton serving as Chair. Each of the Audit Committee members is an independent director within the meaning set forth in the rules of the SEC and NASDAQ, as currently in effect. Our Board has determined that all current Audit Committee members meet the heightened independence criteria of Rule 10A-3 of the Securities Exchange Act applicable to Audit Committee members. In addition, the Board of Directors has determined that Mr. Barton is an “audit committee financial expert” as defined by SEC and NASDAQ rules, as currently in effect.

The Audit Committee held four meetings during the fiscal year 2023. All Committee members attended all of the meetings.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “soliciting material” or to be incorporated by reference into any prior or future filings made by the Company.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2023. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter as required by the Public Company Accounting Oversight Board Rule 3526 “Communications with Audit Committees Concerning Independence” and the Audit Committee has discussed with the independent auditors the independence of that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s 2023 Annual Report.

Respectfully submitted by:

Francis P. Barton (Chair)

Naomi L. Boness

Timothy A. Simon

Governance, Compensation and Nominating Committee

The Governance, Compensation and Nominating Committee (i) annually evaluates and reports to the Board on the performance and effectiveness of the Board to assist the Board in serving the interest of the Company’s shareholders; (ii) identifies, interviews, recruits, and recommends candidates for the Board; (iii) reviews the qualification, capability, independence, diversity, and other relevant factors in connection with candidates recommended or nominated to the Board or its committees, (iv) reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation, evaluates the chief executive officer’s performance relative to goals and objectives, and sets the chief executive officer’s compensation annually; (v) evaluates and approves the chief executive officer’s recommendation with respect to the compensation of the other executive officers, including all other Named Executive Officers; (vi) develops and recommends governance principles applicable to the Company; and (vii) oversees the evaluation of the Board and management from a corporate governance perspective. The Governance, Compensation and Nominating Committee has authority to delegate these functions to a subcommittee of its members, but no delegation of authority was made in 2023.

Francis P. Barton, Lydia I. Beebe, and John R. Block served as members of the Governance, Compensation and Nominating Committee in 2023, with Ms. Beebe serving as Chair. Each member of the Governance, Compensation and Nominating Committee is an independent director within the meaning set forth in the rules of the SEC and NASDAQ, as currently in effect, including after giving consideration to the factors specified in the NASDAQ listing rules for compensation committee independence.  The GCN Committee held six meetings during fiscal year 2023, and all Committee members attended all meetings.

The Governance, Compensation and Nominating Committee considers properly submitted stockholder recommendations for candidates for membership on the Board as described below under “Director Qualifications.” In evaluating such recommendations, the Governance, Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations proposed for consideration by the Governance, Compensation and Nominating Committee should include the candidate’s name and qualifications for membership on the Board and should be addressed to the attention of our Corporate Secretary, Re: Stockholder Director Recommendation, at 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014.

Pricing Committee

The Board has provided a specific delegation to the Pricing Committee to manage certain aspects of our ongoing At-the-Market ("ATM") sales of Company common stock, including determining the prices and quantities of stock to be sold through the ATM.

Director Qualifications

In planning for succession, the Governance, Compensation and Nominating Committee considers the overall mix of skills and experience of the Board and the types of skills and experience desirable for future Board members, in light of the Company’s business and long-term strategy. The GCN Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board, including relevant experience, capability, availability to serve, diversity, independence and other factors. Experiences, qualifications, skills and attributes prioritized by the committee include, but are not limited to:

-	leadership experience, including public company governance
-	having broad experience at the policy-making level in business, government, education, technology or public interest
-	having the highest professional and personal ethics and values
-	commitment to enhancing stockholder value
-	financial expertise, including experience in GAAP accounting

All members of the Board are expected to have sufficient time to carry out their duties, and to provide insight and practical wisdom based on their past experience. A director’s service on other boards of public companies should be limited to a number that allows them, given individual circumstances, to perform their director duties responsibly. Each director must represent the interests of Aemetis stockholders.

The Governance, Compensation and Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors. The GCN Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the GCN Committee considers various potential candidates for director. Candidates may come to the attention of the GCN Committee through current members of the Board, professional search firms, stockholders, or other persons. These candidates are evaluated at regular or special meetings of the GCN Committee, and may be considered at any point during the year. The GCN Committee considers properly submitted stockholder recommendations for candidates for the Board. In evaluating such recommendations, the GCN Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience, and capability on the Board.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors and all of our employees, including our Chief Executive Officer, Chief Financial Officer, Controller and any other principal accounting officer and other persons performing similar functions. The Code of Business Conduct and Ethics is posted on the Governance page of the Investor Relations section of our website at www.aemetis.com. The Code of Business Conduct and Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. Aemetis will disclose any amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics that applies to the Company’s directors, Chief Executive Officer, Chief Financial Officer and any other principal financial officer, controller and any other principal accounting officer, and any other person performing similar functions and that relates to certain elements of the Code of Business Conduct and Ethics, including the name of the director or officer to whom the waiver was granted. No waivers were granted during 2023.

Insider Trading Policy

As part of our commitment to high standards of ethical business conduct and compliance with applicable laws, rules and regulations, the Company has adopted an Insider Trading Policy and related procedures governing transactions in our securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading.

Anti-Hedging Policy

Our Insider Trading Policy also prohibits employees, officers and directors from engaging in hedging transactions relating to our stock. Additionally, their immediate families, members of their households and any person who receives material nonpublic information of the Company from such persons are similarly prohibited from engaging in such hedging transactions.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2023, no member of the Governance, Compensation and Nominating Committee was an officer or employee of the Company or had any relationship requiring disclosure under “Certain Relationships and Related Party Transaction” below. In addition, no member of the GCN Committee or executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or GCN Committee.

Relationship of Compensation Practices to Risk Management

The Company has reviewed and considered all of its compensation plans and practices and does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Legal Proceedings

None.

Meeting Attendance

The Board of Directors held six meetings during the fiscal year 2023. Each Director attended at least 75% of the total meetings of the Board and of the Committees on which such Director served during 2023.  The Company does not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. Three Directors attended the annual meeting of stockholders in 2023.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by submitting an email to investors@aemetis.com or by writing to us at Aemetis, Inc., Attention: Investor Relations, 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014. Stockholders who would like their submission directed to a member of the Board may so specify. The Corporate Secretary or Assistant Secretary will review all communications. All appropriate business-related communications as reasonably determined by the Corporate Secretary or Assistant Secretary will be forwarded to the Board or, if applicable, to the individual director.

Director Diversity Matrix

In identifying and evaluating candidates for the Board, the GCN Committee considers the diversity of the Board, including diversity of skills, experiences and backgrounds. The Board Diversity Matrix below shows the Board’s diversity as of the date of this Proxy Statement:

	Gender Identity
	Female	Male	NonBinary	Undisclosed	Total
Total Directors	2	4	-	-	6
Demographic:
African American	-	1	-	-	1
White	2	3	-	-	5
Undisclosed	-	-	-	-	-

Director 2023 Compensation

The following table shows compensation earned by or awarded to non-employee Directors of the Company during 2023. Other than as set forth in the table and described more fully below, the Company did not pay any fees, award any equity or non-equity awards, or pay any other compensation, to its non-employee directors. Compensation paid to Eric A. McAfee, Chair of the Board and Chief Executive Officer, is set forth in the tables summarizing executive officer compensation later in this document.

Name	Fees Earned ($)	Stock Awards (Shares)	Stock Awards ($)	Total ($)
Francis P. Barton	$124,000	17,070	$64,013	$188,013
Lydia I. Beebe	$93,000	13,570	$50,888	$143,888
John R. Block	$75,000	11,070	$41,513	$116,513
Naomi L. Boness	$75,000	11,070	$41,513	$116,513
Timothy A. Simon	$75,000	11,070	$41,513	$116,513

(1) "Stock Awards" listed above are in the form of Restricted Stock Awards (RSAs) with immediate vesting under the Aemetis, Inc. Amended and Restated 2019 Stock Plan.

(2) The table includes $442 thousand as the total amount of fees earned during 2023. Fees actually paid in 2023 were $450 thousand, which includes partial payment of amounts due from prior years. Remaining amounts due to independent directors as of December 31, 2023, total $322 thousand.

Since 2007, the Board has applied a director compensation policy pursuant under which each non-employee director is paid an annual cash retainer of $75,000. In addition, we pay an annual cash retainer of $24,000 to the Lead Independent Director, an annual retainer of $18,000 to the Chair of the Governance, Compensation and Nominating Committee, and an annual cash retainer of $25,000 to the Chair of the Audit Committee. In January 2021, the Governance, Compensation and Nominating Committee set the payment for meeting attendance fees at $4,000 per year and determined to make this payment in stock grants in lieu of cash. Each non-employee director is initially, upon becoming a director, granted an option exercisable for 10,000 shares of the Company’s common stock that vests quarterly over two years subject to continuing service to the Company.

In addition, directors are typically granted additional equity awards each year in the discretion of the GCN Committee. In 2023, each non-employee director was granted 10,000 shares of stock as compensation and 1,070 shares in lieu of meeting fees, for a total of 11,070 shares. Ms. Beebe was granted an additional 2,500 additional shares as Chair of the GCN Committee and Mr. Barton was granted an additional 6,000 shares as Lead Independent Director and Chair of the Audit Committee.

Directors Outstanding Equity-Based Awards

The following table shows all outstanding options and warrants held by each independent director of the Company as of December 31, 2023:

Name	Award Date	Number of Shares (all exercisable)	Exercise price	Expiration Date
Francis P. Barton	12/10/2015	15,000	$2.59	12/10/2025
	5/19/2016	31,000	$2.54	5/21/2026
	1/19/2017	50,000	$1.72	1/19/2027
	5/17/2018	30,000	$1.71	5/16/2028
	1/8/2019	40,000	$0.70	1/7/2029
	6/6/2019	12,500	$0.92	6/5/2029
	1/7/2021	70,000	$3.09	1/7/2031
Lydia I. Beebe	11/17/2016	10,000	$1.85	11/17/2026
	1/19/2017	15,000	$1.72	1/19/2027
	11/16/2017	10,000	$0.67	11/17/2026
	5/17/2018	30,000	$1.71	5/16/2028
	6/6/2019	10,000	$0.92	6/5/2029
	1/9/2020	50,000	$0.86	1/9/2030
	3/28/2020	5,000	$0.60	3/28/2035
	1/7/2021	60,000	$3.09	1/7/2031
John R. Block	1/18/2018	40,000	$0.70	1/18/2028
	5/17/2018	25,000	$1.71	5/16/2028
	1/8/2019	40,000	$0.70	1/7/2029
	6/6/2019	8,000	$0.92	6/5/2029
	1/9/2020	40,000	$0.86	1/9/2030
	3/28/2020	109,000	$0.60	3/28/2035
Naomi L. Boness	6/4/2020	10,000	$0.81	6/4/2030
	1/7/2021	50,000	$3.09	1/7/2031
Timothy A. Simon	11/18/2021	10,000	$18.53	11/18/2031

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors consists of six directors classified into three separate classes, consisting of two directors in each of Class I, Class II and Class III, with one class being elected each year to serve a staggered three-year term. Under the current Certificate of Incorporation and Bylaws of the Company, elections of one class of directors are held at each annual meeting of stockholders. Following the Annual Meeting, the terms of office of the Class I, Class II and Class III directors will expire in 2025, 2026 and 2027, respectively.

Nominees

The Board of Directors approved Naomi L. Boness and Timothy A. Simon as nominees for election to the Board at the Annual Meeting. If elected, they will serve as Class III directors for a three-year term expiring in 2027. The nominees are currently directors of the Company. Please see above for information about our incumbent directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. If either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that the nominees would be unable or unwilling to serve as directors.

Vote Required

If a quorum is present at the meeting, the two director nominees receiving the highest number of votes will be elected to the Board. Proxies may not be voted for a greater number of persons than the number of nominees named.

Except for establishing a quorum, withheld, abstentions and broker non-votes will have no effect on the formal election of directors, provided that a Director who receives more "withheld" votes that "for" votes will be requested to comply with the Company's "plurality-plus" policy described in Section 3.A. of the Company's Corporate Governance Guidelines. This policy requires such director to submit their resignation to the Board and a formal Board determination of whether to accept the resignation based on the process described in the Guidelines.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF AUDITOR

The Board has selected RSM US LLP as the Company’s independent auditor to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2024. The Board recommends that stockholders vote for ratification of this appointment. Although ratification by stockholders is neither required by law nor binding on the Board, the Board has determined that it is desirable to request ratification of this selection by stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection. A RSM US LLP representative will attend the Annual Meeting to answer appropriate questions and to make a statement if they desire. RSM US LLP was initially appointed as our registered independent public accountant on May 21, 2012.  The following table lists the aggregate fees billed by RSM US LLP for services rendered during the years ended December 31, 2022 and 2023:

Category	2022	2023
Audit Fees	$431,275	$753,750
Audit-Related Fees	$25,000	$40,750
Tax Fees	$23,625	$36,750
All Other Fees	$26,942	$0
Total	$506,842	$831,250

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports, and services provided by RSM US LLP in connection with statutory and regulatory filings or engagements. Audit-Related Fees consist of services provided by RSM related to the Form S-8, Prospectus Supplement, and Comfort Letters. Tax Fees are for professional services rendered by RSM assisting with tax compliance, tax advice, and tax planning. All Other Fees are related to assessment of requirements for the Company Enterprise Resource Planning (ERP) system.

Audit Committee’s Preapproval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee charter, the Audit Committee has the responsibility for appointing, setting compensation, and overseeing the work of the independent public accounting firm (the “Firm”). The Audit Committee’s policy is to preapprove all audit and permissible non-audit services provided by the Firm. Preapproval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing a request for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon its familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. In fiscal years 2022 and 2023, all fees identified above under the captions “Audit Fees” and “Audit-Related Fees” that were billed by RSM US LLP were approved by the Audit Committee in accordance with the Audit Committee's procedures and SEC requirements.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting.  Abstentions will be counted towards a quorum and have the same effect as an "against" vote.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

PROPOSAL THREE:

AMEND DELAWARE CERTIFICATE OF INCORPORATION

TO REDUCE AUTHORIZED PREFERRED SHARES

The Board of Directors is recommending an amendment to our Certificate of Incorporation filed with the State of Delaware to reduce the number of authorized preferred shares from 65,000,000 to 1,000,000.

Explanation

The Company's current Certificate of Incorporation authorizes the Company to issue up to 65 million shares of preferred stock and up to 80 million shares of Common Stock.  The Company does not currently have any issued or outstanding shares of preferred stock.

The Board of Directors has approved an amendment to Article IV, Section 1, of our Certificate of Incorporation to reduce the number of authorized preferred shares from 65 million to one million. The Company recently converted all outstanding preferred shares into common stock to simplify our capital structure and provide clarity with respect to the rights of our common stockholders. The reduction in authorized shares will continue to support these purposes. In addition, reducing the number of authorized shares will reduce certain fees the Company pays that are based on the number of authorized shares, which is expected to reduce the Company's expenses by about $50 thousand to $100 thousand per year. The specific changes to the Certificate of Incorporation that would be authorized by this proposal are:

"Section 1. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is ~~145,000,000~~ 81,000,000 of which (i) 80,000,000 shares shall be a class designated as common stock, par value $0.001 per share (“Common Stock”), and (ii) ~~65,000,000~~ 1,000,000 shares shall be a class designated as preferred stock, par value $0.001 per share (“Preferred Stock”)."

The general description of the proposed amendment set forth herein is qualified in its entirety by reference to the proposed Amended and Restated Certificate of Incorporation, which is attached as Exhibit A to this proxy statement.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares entitled to vote as of the record date. Abstentions and broker non-votes, if any, will have the same effect as an "against" vote. Brokers do not have authority to vote on Proposal 3 without instructions from the beneficial owner.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED PREFERRED SHARES.

PROPOSAL FOUR:

AMEND DELAWARE CERTIFICATE OF INCORPORATION

TO ADD OFFICER EXCULPATION

The Board of Directors is recommending an amendment to our Certificate of Incorporation filed with the State of Delaware to adopt recent changes in Delaware law that allow for exculpation of officer liability in certain matters.

Explanation

In April 2022, the State of Delaware amended Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, to allow companies to revise their charter documents to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care, referred to as "exculpation."  Pre-amendment DGCL and the Company's current Certificate of Incorporation only provided exculpation for members of the Board of Directors.

Section 102(b)(7) permits, and the proposed amendment would only permit, the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. In addition, as is currently the case with directors under our Certificate of Incorporation, the proposed amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit.

Our Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our Board of Directors took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits our Board of Directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The proposed change is expected to benefit the Company and its stockholders by reducing instances where certain suits are brought against officers even though such claims cannot be also bought against directors, which potentially increases the company's cost of legal fees, settlement value, and insurance.

Our Board of Directors balanced these considerations with our corporate governance guidelines and practices and determined that it is in the best interests of us and our stockholders to approve a revision to our Certificate of Incorporation to adopt the new officer exculpation that is allowed by the DGCL, subject to approval by stockholders. The proposed amendment is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer.

If our stockholders approve the proposed amendment, it will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the proposed amendment. If our stockholders do not approve the proposed amendment, the Company’s current exculpation provisions will remain in place. The specific changes to the Certificate of Incorporation that would be authorized by this proposal are:

"Section 1. To the fullest extent permitted by the DGCL (including Section 102(b)(7)), as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment."

The general description of the proposed amendment set forth herein is qualified in its entirety by reference to the proposed Amended and Restated Certificate of Incorporation, which is attached as Exhibit A to this proxy statement.

Vote Required

Approval of Proposal No. 4 requires the affirmative vote of two-thirds of the shares entitled to vote as of the record date. Abstentions and broker non-votes, if any, have the same effect as an "against" vote.  Brokers do not have authority to vote on Proposal 4 without instructions from the beneficial owner.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATION OF INCORPORATION TO ADD OFFICER EXCULPATION

EXECUTIVE COMPENSATION

This section discusses the principles underlying the material components of our executive compensation program and the factors relevant to an analysis of these policies and decisions. Our executive officers who are named in the “Summary Compensation Table” below (our “Named Executive Officers” or "NEOs") were our only executive officers during 2023. The following table sets forth their name, age, and title as of the date of this Proxy.

Name	Age	Position
Eric A. McAfee	61	Chair of the Board and Chief Executive Officer
Todd A. Waltz	62	Executive Vice President and Chief Financial Officer
Andrew B. Foster	58	Executive Vice President and Chief Operating Officer
Sanjeev Gupta	64	Executive Vice President, Aemetis International
J. Michael Rockett	59	Executive Vice President, General Counsel, and Corporate Secretary

Executive Biographies

Eric A. McAfee's biography is described in the Board of Directors description above.

Andrew B. Foster joined Aemetis at the Company's founding in 2006. Mr. Foster has held senior leadership positions including Executive Vice President, Chief Operating Officer, and his current role as President of North America Renewable Fuels, which includes directing operations for the company's 65 million gallon per year ethanol biorefinery in Keyes, California, and the company's California dairy-based renewable natural gas (RNG) production and distribution assets. Mr. Foster has managed the planning and implementation of over $150 million of capital investment projects at Aemetis that include engineering, construction, and commissioning of the company's renewable fuels and energy efficiency initiatives. He is also responsible for managing the company's regulatory matters and carbon market compliance and monetization. Prior to joining Aemetis, Mr. Foster served in senior management roles at Cadence Design Systems (NASDAQ: CDNS), BMC Software, and eSilicon Corporation. From 1989 to 1992, Mr. Foster served in the George H.W. Bush White House as Associate Director of Political Affairs, and from 1992 to 1998 was Deputy Chief of Staff and Campaign Manager for Illinois Governor Jim Edgar. Mr. Foster holds a Bachelor of Arts degree from Marquette University, where he is a member of the Board of Governors for the Les Aspin Center for Government. Mr. Foster is also a member of the Board of Directors for Opportunity Stanislaus, and an Executive Committee member of Stanislaus 2030.

Todd A. Waltz joined Aemetis as the Company Corporate Controller in 2007 before serving as our Executive Vice President, Chief Financial Officer, and Secretary beginning in 2010. Mr. Waltz has been instrumental in listing the company on NASDAQ, arranging over $400 million of debt and capital, managing investor relations, and overseeing legal and compliance matters of the company. He currently directs the functions of accounting, financial planning, treasury, IT, and human resources. Prior to joining Aemetis, he began his career in commercial banking, followed by experience with Ernst & Young and Apple, Inc., where he served in senior financial management roles. Mr. Waltz holds a Bachelor of Arts degree from Mount Union College, an MBA from Santa Clara University, and a Master of Science degree in Taxation from San Jose State University.

Sanjeev Gupta joined Aemetis in 2007 as head of Biofuels Marketing, bringing his expertise as an experienced global marketer of specialized chemicals and oils. In 2009, Mr. Gupta became Executive Vice President of Universal Biofuels, the Company’s wholly owned subsidiary in India, where he holds the title of Managing Director, Chair, and President.  Prior to joining Aemetis, Mr. Gupta was the head of a petrochemical trading company with about $259 million of annual revenues and offices on several continents. He also was the General Manager of International Marketing for Britannia Industries, a subsidiary of Nabisco Brands in India. Mr. Gupta holds a Bachelor of Science (Honors) from Hindu College, University of Delhi, and an MBA from the Faculty of Management Studies, University of Delhi.

J. Michael Rockett joined Aemetis in 2023 as Executive Vice President, General Counsel, and Corporate Secretary. Mr. Rockett manages the legal functions of the Company and also participates in our project development and financing activities. Prior to joining Aemetis, Mr. Rockett was a Trial Attorney in the Environmental Enforcement Section of the U.S. Department of Justice, a Senior Associate at the law firm of Pillsbury Winthrop, and Vice President and General Counsel of InEnTec Inc. Mr. Rockett has a Bachelor of Arts degree in Economics from Dartmouth College, and a Juris Doctor degree, magna cum laude, from Lewis and Clark Law School.

Each executive officer is chosen by the Board and holds office until a successor has been elected and qualified or until such officer’s earlier death, resignation or removal.

Compensation Philosophy and Objectives

We operate in a competitive marketplace for attracting and retaining experienced and skilled executives. To meet this challenge, we strive to create a compensation program that rewards profitable company growth and differentiates pay based on business unit, division and individual contributions. The principles and objectives of our compensation and benefits programs for our executive officers are to:

•	encourage highly talented executives to come, stay, grow and lead, enabling us to be an employer of choice in our industry;
•	tie pay to performance to recognize and reward individual contributions to our success;
•

focus leadership on our long-term strategies and value creation by providing a substantial percentage of compensation weighted towards equity incentives that are subject to multi-year vesting requirements; and

•	ensure that our total compensation is fair, reasonable and competitive relative to the markets in which we compete for talent.

Determination of Compensation

The current compensation levels of our Named Executive Officers primarily reflect the roles and responsibilities of each individual. Further, they reflect our understanding of the competitive market, our recruiting and retention goals, individual performance, value to the Company, and other factors including our view of internal equity and consistency.

The Governance, Compensation and Nominating Committee has responsibility for overseeing our executive compensation and equity compensation programs. No member of management, including our Chief Executive Officer, has a role in determining their own compensation. The focus of these arrangements has been to recruit skilled individuals to help us achieve our financial goals, as well as to maintain the level of talent and experience needed to operate and further grow our business.

We design the components of our executive compensation program to fulfill one or more of the principles and objectives described above. Compensation of our Named Executive Officers consists of the following elements:

•	base salary
•	annual cash bonuses
•	equity incentive compensation
•	severance benefits
•	401(k) retirement savings plan
•	health insurance (medical, dental, vision, life, FSA)
•	certain limited perquisites and other personal benefits

The following describes the primary components of our executive compensation program, the rationale for that component, and how compensation amounts are determined.

Base Salary - Our Named Executive Officers’ annual base salaries are described below for each officer. Salaries are based on several factors, including qualifications, experience, role within the Company, and prior salary level. The GCN Committee periodically reviews and sets executive officer base salaries. Our Named Executive Officers received salary increases at the beginning of 2023 to the levels shown in the following table, and these salaries are still current as of the date of this proxy.

Name	Position	Salary
Eric A. McAfee	Chair of the Board and Chief Executive Officer	$360,000
Todd A. Waltz	Executive Vice President and Chief Financial Officer	$300,000
Andrew B. Foster	Executive Vice President and Chief Operating Officer	$280,000
Sanjeev Gupta	Executive Vice President, Aemetis International	$280,000
J. Michael Rockett	Executive Vice President, General Counsel, and Corporate Secretary	$280,000

Annual Cash Bonuses - Historically, we have used annual cash bonuses to motivate our Named Executive Officers to achieve our annual objectives while making progress towards our longer-term growth and other goals. Each of our Named Executive Officers is entitled to be considered for an annual cash bonus under their employment contract with the amount determined by the Governance, Compensation, and Nominating Committee. In setting annual bonus amounts for 2023, the Governance, Compensation and Nominating Committee made a holistic assessment of the Company’s financial and operational performance and the performance of the executives as a group. Given Company performance, the Committee exercised its discretion to provide larger annual cash bonuses in 2023 compared to the amounts paid in prior years. The annual bonuses paid to our Named Executive Officers for 2023 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentive Compensation - In 2019, we adopted the Aemetis, Inc. 2019 Stock Plan, which was subsequently amended most recently in 2021 (collectively, the "2019 Stock Plan"). The adoption of the plan and each amendment were approved by our stockholders. The 2019 Stock Plan facilitates the grant of equity incentives to our directors, employees (including the Named Executive Officers), and consultants and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. We made the grants under the 2019 Stock Plan to our Named Executive Officers as set forth in the “Grants of Plan-Based Awards in 2023” section below. The Governance, Compensation and Nominating Committee believes that a compensation plan weighted towards equity grants provides the best incentive for the Company’s Named Executive Officers. Consistent with our compensation philosophy, we have emphasized the use of equity to encourage our Named Executive Officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our equity holders. We consider equity-based compensation a significant motivator in encouraging executives to come, stay, grow, and lead. As part of our equity compensation, our stock option grants to our Named Executive Officers other than our CEO have three-year vesting to help us retain our Named Executive Officers and align their interest with the long-term performance of our stock.

Severance Benefits - We have entered into employment agreements with our Named Executive Officers that are summarized below under “Potential Payments Upon Termination or Change-in-Control (2023).”

Retirement Savings - We have established a 401(k) retirement savings plan for our employees, including the Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate on the same terms as all of our employees. Under the 401(k) plan, eligible employees may elect to contribute a portion of their current compensation up to the prescribed annual limits set by the IRS. We provide a matching contribution of up to 100% of the first 4% of salaries or wages contributed by participating employees.

Other Benefits and Perquisites - Additional benefits received by our Named Executive Officers include certain benefits provided to our employees generally, including medical, dental and vision benefits, flexible spending and/or health care saving accounts, basic and voluntary life and accidental death and dismemberment insurance. From time to time, we may provide perquisites, special expense reimbursements, or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of their duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our Named Executive Officers will be approved and subject to periodic review by the Governance, Compensation and Nominating Committee. We do not expect these perquisites and personal benefits to be a significant component of our compensation program.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million. Although the Company believes that tax deductibility of executive compensation is an important consideration, the Governance, Compensation and Nominating Committee in its judgement has authorized, and may in the future authorize, compensation payments that are not fully tax deductible or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess payment. However, the Governance, Compensation and Nominating Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide excise tax gross ups to our executives.

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of stock-based awards in their income statements over the vesting period of each award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans are accounted for under ASC 718. The Governance, Compensation and Nominating Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation-Related Risk

The Governance, Compensation and Nominating Committee monitors our compensation policies and practices as applied to our employees, including our Named Executive Officers, to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Given the nature of our business, and the material risks we face, we believe that our compensation plans, policies and programs are not reasonably likely to give rise to risk that would have a material adverse effect on our business.

GOVERNANCE, COMPENSATION, AND NOMINATING COMMITTEE REPORT

The GCN Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based upon such review and discussions, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Lydia I Beebe (Chair)

Francis Barton

John R. Block

Summary Compensation Table

The following table shows compensation paid or accrued for services rendered to the Company in all capacities for fiscal years 2021, 2022 and 2023 to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Eric A. McAfee	2023	$360,000	$375,000	$675,000	-	$350,000	$1,760,000
Chief Executive Officer	2022	$335,000	$125,000	-	-	-	$460,000
	2021	$310,000	$100,000	$1,667,700	-	$350,000	$2,427,700
Todd A. Waltz	2023	$300,000	$300,000	-	$514,694	$11,500	$1,126,194
Chief Financial Officer	2022	$275,000	$85,000	-	$1,451,686	$11,000	$1,822,686
	2021	$250,000	$75,000	-	$575,051	$10,000	$910,051
Andrew B. Foster	2023	$280,000	$300,000	-	$514,694	$10,733	$1,105,427
Chief Operating Officer	2022	$255,000	$85,000	-	$1,451,686	$10,200	$1,801,886
	2021	$230,000	$75,000	-	$513,014	$9,200	$827,214
Sanjeev Gupta	2023	$280,000	$300,000	-	$514,694	$10,733	$1,105,427
Executive Vice President	2022	$255,000	$85,000	-	$1,451,686	$10,200	$1,801,886
	2021	$230,000	$75,000	-	$513,014	$9,200	$827,214
J. Michael Rockett	2023	$96,923	$100,000	-	$168,088	$58,258	$423,269
General Counsel

(1)	The column labeled "Option Awards" represents the aggregate grant date value determined by the Company for accounting purposes for these awards with respect to the applicable fiscal year and does not reflect whether the recipient has actually realized a financial benefit from the awards by exercising the stock options. The grant date fair value is calculated in accordance with ASC Topic 718 Compensation. The assumptions made when calculating the amounts in this column are found in Item 8, Note 9 (Stock-Based Compensation) of the Notes to Consolidated Financial Statements in Part II, Item 8 of the 2023 Annual Report filed with the SEC on March 15, 2024, and, for 2021 and 2022 in prior year annual reports filed with the SEC.
(2)

The amounts in "All Other Compensation" include employer 401(k) contributions for all NEOs except Mr. McAfee. For all employees, including NEOs, the Company makes a matching contribution up to the first 4% of each employee's earnings.

(3)

The value shown for Mr. McAfee's stock award in 2021 is based on the grant date fair value of a Restricted Stock Award of 90,000 shares, of which 55,588 shares were issued to Mr. McAfee, and the balance of shares was retained by the Company to offset the tax impact of the RSA grant. Mr. McAfee's "All Other Compensation" consists of: (a) In 2021, the Company agreed to pay McAfee Capital LLC $350,000 as a guarantee fee associated with commitments made by McAfee Capital to guarantee certain portions of Company debt to Third Eye Capital; and (b) in 2023, the Company agreed to pay $350,000 to McAfee Capital LLC as an additional guarantee fee. As of December 31, 2023, the Company carried a payable of $879,474 due to Mr. McAfee and McAfee Capital, including $300,000 of awarded but unpaid bonus, $219,474 of awarded but unpaid guarantee fees, and $360,000 of compensation accrued from 2008 to 2011.

(4)

Mr. Rockett's "All Other Compensation" includes $53,381 earned while working for the Company as an independent contractor prior to becoming an employee, of which $45,513 remains to be paid by the Company and is carried as accounts payable.

Grants of Plan-Based Awards in 2023

The following table shows grants of plan-based awards made to the Named Executive Officers during the year ended December 31, 2023.

Name	Grant Date	Options (shares)	Stock (shares)	Exercise Price ($/share)	Grant Date Fair Value
Eric A. McAfee	1/5/2023	-	180,000	-	$675,000
Todd A. Waltz	1/5/2023	150,000	-	$3.75	$514,694
Andrew B. Foster	1/5/2023	150,000	-	$3.75	$514,694
Sanjeev Gupta	1/5/2023	150,000	-	$3.75	$514,694
J. Michael Rockett	5/16/2023	100,000	-	$1.88	$168,088

The exercise price for stock option awards granted during 2023 was set at the closing price as reported by NASDAQ on the date of grant. Each option award has a term of 10 years from the date of grant and vests over three years, with one twelfth (1/12) of the shares subject to the option vesting every three months from the date of grant. No outstanding stock option awards were materially modified during 2023.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We are party to employment agreements with each of our Named Executive Officers. The material elements of these employment agreements are summarized below and in the section of this Proxy titled “Potential Payments Upon Termination or Change-in-Control (2023).”

Eric A. McAfee - Effective January 1, 2020, the Company entered into an employment agreement with Mr. McAfee in connection with his continuing responsibilities as Chief Executive Officer. Under Mr. McAfee’s employment agreement, he is eligible to receive an annual salary of $310,000 per year. During 2023, Mr. McAfee’s salary was reviewed and adjusted to $360,000 in light of his performance and competitive pressures. In addition, Mr. McAfee is entitled to an annual cash bonus in an amount determined by the Board of Directors based upon attainment of certain performance milestones as determined by the Board from time to time.  The Board has delegated the determination of bonuses to its GCN Committee. The initial term of Mr. McAfee’s employment agreement is for three years with automatic one-year renewals thereafter, unless terminated by either party on sixty days’ notice prior to the end of the then-current period.

Todd A. Waltz - Effective January 1, 2020, the Company entered into an employment agreement with Mr. Waltz to serve as the Company’s Executive Vice President and Chief Financial Officer and Secretary. Under Mr. Waltz’s employment agreement, he is eligible to receive an annual salary of $250,000 per year. During 2023, Mr. Waltz’s salary was reviewed and adjusted to $300,000 in light of his performance and competitive pressures. Waltz is entitled to a discretionary annual bonus. The initial term of Mr. Waltz’s employment agreement is for three years with automatic one-year renewals unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.

Andrew B. Foster - Effective January 1, 2020, the Company entered into an employment agreement with Mr. Foster to serve as the Company’s Executive Vice President and Chief Operating Officer. Under Mr. Foster’s employment agreement, he is eligible to receive an annual salary of $230,000 per year. During 2023, Mr. Foster’s salary was reviewed and adjusted to $280,000 in light of his performance and competitive pressures. Mr. Foster is entitled to a discretionary annual bonus. The initial term of Mr. Foster’s employment agreement is for three years with automatic one-year renewals unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.

Sanjeev Gupta - Effective January 1, 2020, the Company entered into an employment agreement with Mr. Gupta to serve as the Executive Vice President and President of Biofuels Marketing, Inc., a wholly owned subsidiary of the Company. Under Mr. Gupta’s employment agreement, he is eligible to receive an annual salary of $230,000 per year. During 2023, Mr. Gupta’s salary was reviewed and adjusted to $280,000 in light of his performance and competitive pressures. Mr. Gupta is entitled to a discretionary annual bonus. The initial term of Mr. Gupta’s employment agreement is for three years with automatic one-year renewals unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.

J. Michael Rocket - Effective August 28, 2023, the Company entered into an employment agreement with Mr. Rockett to serve as Executive Vice President, General Counsel, and Corporate Secretary. Under Mr. Rockett’s employment agreement, he is eligible to receive an annual salary of $280,000 per year. Mr. Rockett is entitled to a discretionary annual bonus. The initial term of Mr. Rockett’s employment agreement is for three years with automatic one-year renewals unless terminated by either party on sixty days’ notice prior to the end of the then-current extension period.

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by Named Executive Officers at the end of fiscal year 2023.

Name	Award Date	Exercisable (# of shares)	Unexercisable (# of shares)	Exercise Price ($/share)	Expiration Date
Todd A. Waltz	11/16/2017	30,000	-	0.67	11/16/2027
	1/18/2018	120,000	-	0.70	1/18/2028
	5/17/2018	5,000	-	1.71	5/16/2028
	1/8/2019	120,000	-	0.70	1/7/2029
	6/6/2019	27,084	-	0.92	6/5/2029
	1/9/2020	79,998	-	0.86	1/9/2030
	3/28/2020	150,000	-	0.60	3/28/2030
	1/7/2021	137,500	12,500	3.09	1/7/2031
	11/18/2021	8,333	4,167	18.53	11/18/2031
	1/6/2022	58,333	41,667	11.31	1/6/2032
	8/18/2022	20,833	29,167	10.11	8/18/2032
	1/5/2023	37,500	112,500	3.75	1/5/2033
Andrew B. Foster	1/8/2019	16,667	-	0.70	1/7/2029
	6/6/2019	15,000	-	0.92	6/5/2029
	1/9/2020	50,000	-	0.86	1/9/2030
	3/28/2020	87,500	-	0.60	3/28/2030
	1/7/2021	93,750	10,417	3.09	1/7/2031
	11/18/2021	8,333	4,167	18.53	11/18/2031
	1/6/2022	58,333	41,667	11.31	1/6/2032
	8/18/2022	20,833	29,167	10.11	8/18/2032
	1/5/2023	37,500	112,500	3.75	1/5/2033
Sanjeev Gupta	12/10/2015	20,000	-	2.59	12/10/2025
	1/8/2019	100,000	-	0.70	1/7/2029
	6/6/2019	60,000	-	0.92	6/5/2029
	1/9/2020	100,000	-	0.86	1/9/2030
	3/28/2020	87,500	-	0.60	3/28/2030
	1/7/2021	114,583	10,417	3.09	1/7/2031
	11/18/2021	8,333	4,167	18.53	11/18/2031
	1/6/2022	58,333	41,667	11.31	1/6/2032
	8/18/2022	20,833	29,167	10.11	8/18/2032
	1/5/2023	37,500	112,500	3.75	1/5/2033
J. Michael Rockett	5/16/2023	8,333	91,667	1.88	5/16/2033

(1) The shares in the column labeled as "Unexercisable" are granted but not yet vested as of December 31, 2023. For each separate option grant, one-twelfth (1/12) of the shares subject to the option grant vest every three months following the date of grant.

Option Exercises and Stock Vested

No stock options were exercised by Executive Officers in 2023, and no stock awards issued in prior years vested in 2023.

PAY VERSUS PERFORMANCE

The following table summarizes compensation paid to our Executive Officers and company performance metrics. Compensation is shown based on compensation provided during fiscal year 2023, and also is calculated as compensation "Actually Paid" according to SEC regulations that account for changes in the value of issued but unvested options during the year.

Year	Summary Compensation table total for PEO	Compensation Actually Paid to CEO	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers	Value of initial fixed $100 investment based on Aemetis shareholder return	Aemetis GAAP Net income ($000s)
2023	$1,760,000	$1,760,000	$1,112,349	$2,491,389	$210	$(46,420)
2022	$460,000	$460,000	$1,808,819	$(401,736)	$159	$(107,758)
2021	$2,427,700	$2,427,700	$854,826	$5,177,847	$494	$(47,147)

Our Chief Executive Officer (“CEO”), Eric A. McAfee, served as our Principal Executive Officer (“PEO”) during 2021 to 2023. The compensation for our other Named Executive Officers (“Non-PEO NEOs”) is the average of compensation for Todd A. Waltz, Andrew B. Foster, and Sanjeev Gupta during years 2021 to 2023.  Mr. Rockett's 2023 salary is excluded from the average because it reflects only a partial year so would lower the average.

For each year, the values included for compensation "Actually Paid" to our non-CEO NEOs reflect the following adjustments to the summary compensation values:

	2021	2022	2023
Change in Option Value:
Deduct Option Grants During Year, Value at Time of Grant			$(514,694)
(i) Add, Option Grants During Year, Value of Unvested at End of Year			$685,171
(ii) Add Prior Unvested Options, Change in Value of Unvested at End of Year			$945,242
(iii) Add Option Grants During Year, Value at Vesting During Year			$132,946
(iv) Add Prior Unvested Options, Change in Value of Vested During Year			$130,374
Net Change in Option Value	$4,323,021	$(2,210,555)	$1,379,039
Summary Compensation Table - Total Compensation	$854,826	$1,808,819	$1,112,349
Compensation Actually Paid (Average Non-PEO NEOs)	$5,177,847	$(401,736)	$2,491,389

For purpose of calculating the "Actually Paid" compensation, the value of stock options as of the end of a calendar year or as of a vesting date is based on a Black-Scholes valuation model using the following assumptions, expressed as a range over the applicable calendar year:

	2021			2022			2023
Stock Price	$2.96	–	$26.19	$3.75	–	$12.38	$2.03	-	$7.58
Expected Life	3.50	–	6.42	3.50	–	6.17	3.50	-	5.625
Risk-Free Rate	0.27%	–	1.39%	1.25%	–	4.27%	3.36%	-	4.81%
Volatility	114.20%	–	132.92%	116.50%	–	129.33%	118.74%	-	122.52%
Dividend Yield		0%			0%			0%

Pay Versus Performance Relationship

The following charts describe the relationship between the amounts included in the Pay versus Performance Table for each of 201, 2022, and 2023, including a comparison of Compensation Actually Paid to the CEO and the average Compensation Actually Paid to our non-CEO NEOs, and each of the two performance measures set forth the Pay versus Performance Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As discussed above, we have entered into employment agreements with each of our Named Executive Officers that provide for certain payments upon a qualifying termination of employment, which is defined to mean a termination of employment: (1) by the Company other than for “cause” or by the Named Executive Officer as a result of a “constructive termination” (as such terms are defined the applicable employment agreement) or (2) due to the Named Executive Officer’s death or “total disability” (as defined in the applicable employment agreement). The following table quantifies the estimated payments and benefits that would be provided to each named executive officer upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2023, pursuant to those arrangements described above in detail under the heading “Employment Contracts and Termination of Employment and Change-In-Control Arrangements.” The values for accelerated vesting of stock options are based on the difference between the market price of $5.24 per share as reported on the NASDAQ Global Market on December 31, 2023, the last trading day of our fiscal year, and the exercise price of unvested options for those options with an exercise price below the market price. Actual payments made at any future date would vary, including based on the amount the named executive officer would have accrued under the applicable benefit or compensation plan as well as based on the price of our common stock.

		Termination Without Cause or Constructive Termination
Name	Benefit Category	Without a Change in Control	With a Change in Control
Eric A. McAfee	Salary	$360,000	$360,000
	COBRA	$38,995	$38,995
	Equity Acceleration	-	-
	Total	$398,995	$398,995
Todd A. Waltz	Salary	$300,000	$300,000
	COBRA	$45,357	$45,357
	Equity Acceleration	-	$194,500
	Total	$345,357	$539,857
Andrew B. Foster	Salary	$280,000	$280,000
	COBRA	$45,082	$45,082
	Equity Acceleration	-	$190,022
	Total	$325,082	$515,104
Sanjeev Gupta	Salary	$280,000	$280,000
	COBRA	$28,942	$28,942
	Equity Acceleration	-	$190,022
	Total	$308,942	$498,964
J. Michael Rockett	Salary	$280,000	$280,000
	COBRA	$34,904	$34,904
	Equity Acceleration	-	$308,001
	Total	$314,904	$622,905

The material elements of each officer's termination payments are the same for each person. If, prior to a Change in Control (as defined in the agreement), the officer is terminated other than for Cause (as defined in the agreement) or as a result of his death or Total Disability (as defined in the agreement) or is Constructively Terminated (as defined in the agreement), then provided the officer signs a release of claims, the officer will be entitled to receive severance benefits of (i) cash payments equal to his then-current base salary for a period of twelve months payable in accordance with the Company’s normal payroll practices, and (ii) company-paid health, dental, and vision insurance coverage for the officer and their dependents until the earlier of six months following the date of termination or until such time as the officer becomes covered under another employer’s group policy for such benefits. If, on or following a Change in Control, the officer’s employment is Constructively Terminated or involuntarily terminated other than for Cause, death or Total Disability, then provided the officer signs a release of claims, in addition to the severance benefits provided above, all of the officer’s then unvested restricted stock or stock options will become immediately vested.

EQUITY COMPENSATION PLANS

On August 26, 2021, the stockholders of the Company approved the Aemetis, Inc. Amended and Restated 2019 Stock Plan (the “2019 Stock Plan”). This plan allows our Board or delegated Board committee to grant Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and other stock or cash awards to employees, Directors, and consultants. The 2019 Stock Plan has a term of 10 years from the original plan adoption date of April 25, 2019, and supersedes all prior stockholder approved plans with respect to new grants. Options issued under prior plans and the prior version of the 2019 stock plan remain outstanding and exercisable according to their terms. The 2019 Stock Plan authorizes a total pool of 4,558,621 shares as of July 1, 2021, including all then outstanding option grants under all plans and all shares available for issuance under the 2019 Stock Plan as of that date. Shares within this pool that expire or terminate unused become available for a subsequent grant. In addition, the number of shares available for issuance automatically increases on January 1 of each year by an amount equal to 4% of the sum of total common stock outstanding on January 1 of such year and 2,541,823 shares. The following table shows the number of outstanding and available shares under the 2019 Plan as of December 31, 2023 (in thousands, except for prices):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity in the form of stock options approved by Stockholders	5,526	$4.42	456
Equity in the form of warrants Approved by Stockholders	55	$2.59	0
Equity in the form of stock options for new hire employees not approved by Stockholders	-	-	100
Total	5,581		556

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows beneficial ownership of our common stock as of April 3, 2024, for each Director and the Company’s Named Executive Officers. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based on 42,691,758 shares of common stock outstanding as of April 3, 2024. The address of the directors and officers of the Company is 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014.

To the Company’s knowledge, no other stockholder beneficially owned 5% or more of the Company’s stock as of April 3, 2024, and therefore no such stockholders are listed in in this table.

Stockholder	Stock Owned (# of Shares)	Options/Warrants Exercisable (# of Shares) (1)	Total Shares Beneficially Owned (# of Shares) (1)	Ownership Percentage
Directors and Officers:
Eric A. McAfee (2)	3,317,136	-	3,317,136	7.8%
Francis P. Barton	196,893	248,500	445,393	1.0%
Lydia I. Beebe	170,158	190,000	360,158	*
John R. Block	41,490	262,000	303,490	*
Naomi L. Boness	28,741	60,000	88,741	*
Timothy A. Simon	43,441	10,000	53,441	*
Todd A. Waltz	167,940	875,830	1,043,770	2.4%
Andrew B. Foster	-	467,082	467,082	1.1%
Sanjeev Gupta	143	686,248	686,391	1.6%
J. Michael Rockett	-	41,666	41,666	*
Total Directors and Officers			6,807,268	15.9%

(*) Less than 1%

(1) Includes options and warrants that are exercisable or will be within 60 days from the date of this proxy.

(2) Includes 2,781,548 shares held by McAfee Capital LLC, a company owned by Mr. McAfee, and 535,588 shares held by Mr. McAfee personally.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of our equity securities to file with the SEC statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of those forms and representations regarding the need for filing Form 5, we believe during the year ended December 31, 2023, that each of our directors and executive officers complied with all Section 16(a) filing requirements. In addition, we are not aware that any stockholder owns more than 10% of our outstanding common stock. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company during and with respect to fiscal years 2023 and 2024 and the written representations of its directors and executive officers.

RELATED PARTY TRANSACTIONS

Transactions

The following are transactions entered into in fiscal year 2023 and current transactions, (i) in which the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any director, executive officer, five percent stockholder, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest (other than compensation of a director of officer, which is described above in the discussions of compensation).

We employ Mr. Adam McAfee as our Vice President of Finance at a base salary of $225,000 as of the date of this Proxy. Mr. Adam McAfee is the brother of Mr. Eric McAfee, our Chair and Chief Executive Officer. In 2023, Mr. Adam McAfee received total compensation of $377,314, including $214,375 salary, $60,000 bonus, and a stock option exercisable for 30,000 shares of common stock with a grant date fair value of $102,939. He also received standard employee benefits including company paid health insurance and company 401(k) contribution.

We employ Mr. Spencer Petty as Manager of Sales and Trading at a base salary of $210,000 as of the date of this proxy. Mr. Petty is the son-in-law of Mr. Eric McAfee, our Chair and Chief Executive Officer. Mr. Petty received total compensation of $490,481 in 2023, including $138,917 salary, $180,000 bonus, and a stock option exercisable for 50,000 shares of common stock with a grant date fair value of $171,565. He also received standard employee benefits including company paid health insurance and company 401(k) contribution.

Policy Regarding Related Party Transactions

Our Board of Directors has adopted a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on NASDAQ. The purpose of the policy is to describe the procedures used to identify, review, approve, and disclose, if necessary, any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) the Company or any of its subsidiaries were, are, or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any fiscal year, and (iii) a related party has or will have a direct or indirect material interest. For purposes of the policy, a related person is (a) any person who is or was at any time since the beginning of our last fiscal year, a director or executive officer of us or a nominee to become a director of the Company, (b) any shareholder owning more than 5% of the Company’s common stock or (c) any immediate family member of any such person. The Audit Committee is responsible for reviewing and approving in advance any proposed related party transactions. The Governance, Compensation and Nominating Committee is also responsible for reviewing the Company’s policies with respect to related party transactions, overseeing compliance with such policies, and approving certain compensation arrangements.

OTHER MATTERS

Management does not know of any matter to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board will vote all proxies that have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, only one set of proxy materials will be sent to beneficial stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

Beneficial stockholders who wish to receive a separate set of proxy materials in future mailings can be removed from the householding program by contacting the Broadridge Householding Department by phone at 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Record shareholders who receive multiple copies of the proxy materials can elect to be added to the householding program by contacting our transfer agent or Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

J. Michael Rockett
Executive Vice President, General Counsel,

and Corporate Secretary
Aemetis, Inc.

April 19, 2024

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEMETIS, INC.

ARTICLE I

NAME

The name of the Corporation is Aemetis, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Dr. in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 1. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 81,000,000 of which (i) 80,000,000 shares shall be a class designated as common stock, par value $0.001 per share (“Common Stock”), and (ii) 1,000,000 shares shall be a class designated as preferred stock, par value $0.001 per share (“Preferred Stock”).

Section 2. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any shares of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 3. Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Certificate of Incorporation (including any Certificate of Designation (as defined below): (i) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL; (ii) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board”) or any authorized committee thereof; and (iii) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

Section 4. Shares of Preferred Stock may be issued from time to time in one or more series. The Board, or any authorized committee thereof, is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution or resolutions and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the terms of such series, the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series. Without limiting the generality of the foregoing, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The terms, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that:

Section 1. Except as otherwise provided in this Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to the terms of the Stockholders Agreement and any special rights of the holders of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. Except as otherwise expressly provided by the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) or delegated by resolution of the Board, the Board shall have the exclusive power and authority to appoint and remove officers of the Corporation.

Section 2. Other than any directors elected by the separate vote of the holders of one or more series of Preferred Stock, if applicable, the Board shall be and is divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. The Board may assign members of the Board already in office to such classes as of the effectiveness of this Certificate of Incorporation (the “Effective Time”). Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the Effective Time, the term of office of the Class I directors shall expire and Class I directors elected to succeed those directors whose terms expired shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Time, the term of office of the Class II directors shall expire and Class II directors elected to succeed those directors whose terms expired shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Time, the term of office of the Class III directors shall expire and Class III directors elected to succeed those directors whose terms expired shall be elected for a full term of three years. Subject to any special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal from office.

Section 3. Subject to any special rights of the holders of one or more series of Preferred Stock to elect directors, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote on the election of directors.

Section 4. Except as otherwise expressly required by law, subject to any special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 5. During any period when the holders of any series of Preferred Stock have the special right to elect additional directors, upon commencement and for the duration of such period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to the Certificate of Designation establishing such series of Preferred Stock; and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the Certificate of Designation establishing such series of Preferred Stock, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation (including any Certificate of Designation establishing any series of Preferred Stock), whenever the holders of any series of Preferred Stock having the special right to elect additional directors are divested of such right pursuant to this Certificate of Incorporation (including pursuant to any such Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 6. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Section 7. Except as may otherwise be set forth in the resolution or resolutions of the Board providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI

STOCKHOLDERS

Section 1. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting); provided, however, that any action required or permitted to be taken by any holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock.

Section 2. Subject to the special rights of the holders of one or more series of Preferred Stock and the Bylaws of the Corporation, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time by the Board, but such special meetings may not be called by stockholders or any other Person or Persons (as defined below).

Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. To the fullest extent permitted by the DGCL (including Section 102(b)(7)), as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

Section 2. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any Person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 3. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 4. Neither any amendment or repeal of this Article VII, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Section 1. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as it may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 2. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII. Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE IX

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

Section 1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted, subject to the rights reserved in this Article IX. Notwithstanding the foregoing and notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or classes or series of stock required by law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII or this Article IX.

Section 2. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or classes or series of stock required by law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE X

DGCL SECTION 203 AND BUSINESS COMBINATIONS

Section 1. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 2. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

(b)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 3. For purposes of this Article X, references to:

(a)     “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b)    “associate”, when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)    “business combination”, when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if (x) the merger or consolidation is caused by the interested stockholder and (y) as a result of such merger or consolidation Section 2 of this Article X is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation, or by any direct or indirect majority-owned subsidiary of the Corporation, of any stock of the Corporation, or of such subsidiary, to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation, or any such subsidiary, which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Sections 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)    any transaction involving the Corporation, or any direct or indirect majority-owned subsidiary of the Corporation, which has the effect, directly or indirectly, of increasing the proportionate share of stock of any class or series, or securities exercisable for, exchangeable for or convertible into stock of any class or series, of the Corporation, or of any such subsidiary, which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

(d)     “control”, including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section 2, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)    “interested stockholder” means (x) any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and (y) the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires any additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)     “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)    beneficially owns such stock, directly or indirectly; or

(ii)    has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that owns, or whose affiliates or associates own, directly or indirectly, such stock.

(g)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)    “voting stock” means, with respect to a corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE XI

TRANSFER AND OWNERSHIP RESTRICTIONS

A.

As used in this Article XI, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“5-percent Transaction” means any Transfer described in clause (1) or (2) of Section B.

“5-percent Stockholder” means a Person or group of Persons that is, or would be treated as, a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g); provided, that for the sole purpose of determining whether any legal entity is a “5-percent Stockholder,” Corporation Securities held by such legal entity shall not be treated as no longer owned by such legal entity pursuant to Treasury Regulation § 1.382-2T(h)(2)(i)(A).

“Agent” has the meaning set forth in Section E.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Corporation Security” or “Corporation Securities” means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-4(d)(9) (but, for the avoidance of doubt, without regard for whether such options are treated as exercised under such Treasury Regulations)) to purchase securities of the Corporation, and (iv) any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Effective Date” means the date of filing of this Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

“Excess Securities” has the meaning given such term in Section D.

“Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board determines that this Article XI is no longer necessary for the preservation of Tax Benefits or (ii) such date as the Board shall fix in accordance with Section L.

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) and Treasury Regulation § 1.382-4 or any successor provision; provided, that (a) for purposes of applying Treasury Regulation § 1.382-2T(k)(2), the Corporation shall be treated as having “actual knowledge” of the beneficial ownership of all outstanding Corporation Securities that would be attributed to any Person and (b) for the sole purpose of determining the Percentage Stock Ownership of any legal entity (and not for the purpose of determining the Percentage Stock Ownership of any other Person), Corporation Securities held by such legal entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation § 1.382-2T(h)(2)(i)(A).

“Person” means any individual, firm, corporation or other legal entity, or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition,” within the meaning of Treasury Regulation § 1.382-3(a)(1), of Company Securities or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of such entity or group; provided, however, that a Person shall not mean a Public Group.

“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XI.

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section D.

“Security” or “Securities” has the meaning set forth in Section G.

“Stock Ownership” means any direct or indirect ownership of any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18), including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder.

“Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, carryforwards of disallowed interest under Section 163(j) of the Code, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or Public Group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)(9) (but, for the avoidance of doubt, without regard for whether such options are treated as exercised under such Treasury Regulations)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Corporation Securities by the Corporation.

“Transferee” means any Person to whom Corporation Securities are Transferred.

“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time. Any reference to any portions of any Treasury Regulations shall include any successor provisions.

B.

Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article XI, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons would become a 5-percent Stockholder or (2) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder would be increased.

C.

Exceptions. The restrictions set forth in Section B of this Article XI shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section C, the Board, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board that the Transfer shall not result in the application of any limitation under Section 382 or Section 383 of the Code on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Board hereunder may be given prospectively or retroactively. The Board, to the fullest extent permitted by law, may exercise the authority granted by this Article XI through duly authorized officers or agents of the Corporation. Nothing in this Section C shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable law.

D.

Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of (i) the Corporation Securities which are the subject of the Prohibited Transfer and (ii) in the case of a Prohibited Transfer of Corporation Securities that are not Common Stock to a holder of Common Stock, the shares of Common Stock of such Purported Transferee (the “Excess Securities”). Until and unless the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer or until an approval is obtained under Section C of this Article XI, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section E of this Article XI or until an approval is obtained under Section C of this Article XI. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section D or Section E shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board to be necessary or advisable to implement this Article XI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article XI as a condition to registering any transfer.

E.

Transfer to Agent. If the Board determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section F of this Article XI if the Agent rather than the Purported Transferee had resold the Excess Securities.

F.

Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, in an amount equal to the lesser of the proceeds of a sale of Excess Securities or the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the case of a purported Transfer of Excess Securities that was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the sole discretion of the Board; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section F. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section F inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

G.

Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of the DGCL (“Securities,” and individually, a “Security”), but which would cause a 5-percent Stockholder to violate a restriction on Transfers provided for in this Article XI, the application of Section E and Section F of this Article XI shall be modified as described in this Section G. In such case, no such 5-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5-percent Stockholder shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Stockholder, following such disposition, not to be in violation of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section E and Section F of this Article XI, except that the maximum aggregate amount payable either to such 5-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer (determined at the sole discretion of the Board). All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 5-percent Stockholder or such other Person. The purpose of this Section G is to extend the provisions set forth in Sections B, D and E of this Article XI to situations in which there is a 5-percent Transaction without the direct transfer of Securities, and this Section G, along with the other provisions of this Article XI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

H.

Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section E of this Article XI (whether or not made within the time specified in Section E of this Article XI), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section H shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XI being void ab initio; (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand; or (c) cause any failure of the Corporation to act within the time periods set forth in Section E of this Article XI to constitute a waiver or loss of any right of the Corporation under this Article XI. The Board may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XI.

I.

Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

J.

Obligation to Provide Information. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XI or the status of the Tax Benefits of the Corporation.

K.

Legends. The Board may require that any certificates issued by the Corporation evidencing ownership of Corporation Securities that are subject to the restrictions on transfer and ownership contained in this Article XI bear the following legend:

“THE CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF CORPORATION SECURITIES OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF CORPORATION SECURITIES OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE CORPORATION SECURITIES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS. ANY HOLDER WHO KNOWINGLY VIOLATES THE TRANSFER RESTRICTIONS AND ANY PERSONS CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH HOLDER SHALL BE JOINTLY AND SEVERALLY LIABLE TO THE CORPORATION FOR, AND SHALL INDEMNIFY AND HOLD THE CORPORATION HARMLESS AGAINST, ANY AND ALL DAMAGES SUFFERED AS A RESULT OF SUCH VIOLATION, INCLUDING BUT NOT LIMITED TO DAMAGES RESULTING FROM A REDUCTION IN, OR ELIMINATION OF, THE CORPORATION’S ABILITY TO UTILIZE ITS TAX BENEFITS (AS DEFINED IN THE CERTIFICATE OF INCORPORATION).”

The Board may also require that any certificates issued by the Corporation evidencing ownership of Corporation Securities that are subject to conditions imposed by the Board under Section C of this Article XI also bear a conspicuous legend referencing the applicable restrictions.

L.

Authority of Board.

(a)    The Board shall have the power to determine all matters necessary for assessing compliance with this Article XI, including, without limitation, (i) the identification of 5-percent Stockholders; (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer; (iii) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder; (iv) whether an instrument constitutes a Corporation Security; (v) the fair market value of the Corporation Securities acquired by and the amount due to a Purported Transferee pursuant to Section F of this Article XI; and (vi) any other matters which the Board determines to be relevant; and the good faith determination of the Board on such matters shall be conclusive and binding for all the purposes of this Article XI. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XI for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XI. In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

(b)    Nothing contained in this Article XI shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XI, (iii) modify the definitions of any terms set forth in this Article XI or (iv) modify the terms of this Article XI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any such changes in law; provided , however , that the Board shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

M.

Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, or other employees and agents in making the determinations and findings contemplated by this Article XI, and the members of the Board shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of Corporation Securities owned by, any stockholder, the Corporation and the members of the Board will be entitled to rely on record stockholder lists and non-objecting beneficial ownership lists as of any date, subject to our actual knowledge of the ownership of our Corporation Securities.

N.

Benefits of This Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

O.

Severability. The purpose of this Article XI is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

P.

Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XI, (1) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (2) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ARTICLE XII

MISCELLANEOUS

If any provision or provisions of this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, any Certificate of Designation relating to any series of Preferred Stock and each portion of any paragraph of this Certificate of Incorporation or Certificate of Designation containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, any Certificate of Designation relating to any series of Preferred Stock and each such portion of any paragraph of this Certificate of Incorporation or Certificate of Designation containing any such provision or provisions held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII

DEFINITIONS

As used in this Certificate of Incorporation, except as otherwise expressly provided herein and unless the context requires otherwise, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract or credit arrangement or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

* * *

This Certificate of Incorporation is executed on this ____ day of ________, 2024.

AEMETIS, INC.

By:
Name:
Title: